UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

THUNDER MOUNTAIN GOLD, INC.
(Exact name of registrant as specified in its charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11770 W. President Drive, Ste. F
 Boise, Idaho, United States 83713
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (208) 658-1037

11770 W. President Dr., Ste. F
 Boise, Idaho, 83713 United States
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	THMG	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On August 20, 2026, Thunder Mountain Gold, Inc. (the "Company") closed a private placement (the "Private Placement") consisting of an aggregate of 8,090,451 units of the Company (each, a "Unit") at a price of US$0.70 (CAD$1.00) per Unit for gross proceeds of US$5,663,316 (CAD$8,090,451). Each Unit consists of one share of the Company's common stock (each, a "Common Share") and one-half of one common share purchase warrant (each whole warrant, a "Warrant"). Each Warrant entitles the holder to purchase one additional Common Share at a price of US$1.00 (CAD$1.42) for a period of 24 months from the date of issuance.

The proceeds raised pursuant to the Private Placement will be used for advancing the South Mountain Project, including drilling, assaying, and geophysical surveys and general administration to carry out these programs.

In connection with the completion of the Private Placement, the Company paid an aggregate cash finder's fee of US$66,563 (CAD$94,525) and issued an aggregate of 94,089 non-transferable common share purchase warrants (the "Finder Warrants") to four Canadian brokers. Each Finder Warrant entitles the holder to acquire one Common Share (a "Finder Warrant Share") at a price of US$1.00 (CAD$1.42) per Finder Warrant Share for a period of 24 months from the date of issuance.

The Private Placement remains subject to the final approval of the TSX Venture Exchange.

The Private Placement, including the issuance of the Finder Warrants, was conducted outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The Warrants and the Finder Warrants may not be exercised by or for the account or benefit of a U.S. person or a person in the United States absent an exemption from the registration requirements of the Securities Act and any applicable U.S. state securities laws. The Units, the underlying Common Shares and Warrants, any Warrant Shares issued upon exercise of the Warrants, the Finder Warrants, and any Finder Warrant Shares issued upon exercise of the Finder Warrants, will be "restricted securities" under the Securities Act and shall bear a U.S. restrictive legend, in addition to such additional legends as shall be required under applicable Canadian securities legislation and the policies of the TSX Venture Exchange. The securities issued in the Private Placement to Canadian subscribers are subject to a four-month hold period in accordance with the policies of the TSXV and applicable Canadian securities legislation.

Section 8 - Other Events

Item 8.01 Other Events.

The Company issued a press release announcing the closing of the Private Placement in accordance with Rule 135c under the Securities Act on August 21, 2026, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release of Thunder Mountain Gold, Inc. regarding Closing of the Private Placement, dated August 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER MOUNTAIN GOLD, INC.

(Registrant)

By: /s/ ERIC T. JONES

Eric T. Jones

President and Chief Executive Officer

Date: August 20, 2026